EX-99.B5-ggassign
                                   Assignment

Waddell & Reed, Inc. ("W&R") does hereby assign, transfer and convey, and United Gold & Government Fund, Inc. ("Fund") does hereby consent to the assignment, transfer and conveyance of, effective January 8, 1992, the Investment Management Agreement between W&R and the Fund, dated August l, 1990, to Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of W&R. W&R has provided certain undertakings, agreements and guarantees in connection with this assignment as provided in the Guarantee of Performance attached hereto as Exhibit A.

Executed this 8th day of January, 1992.

                              Waddell & Reed, Inc.

                              By:  William T. Morgan
                              William T. Morgan, President

                              United Gold & Government Fund, Inc.

                              By William T. Morgan
                              William T. Morgan, President

Accepted:

Waddell & Reed Investment Management Company

By Rodney O. McWhinney
Rodney O. McWhinney, Sr. Vice President

                            Guarantee of Performance

In consideration of each of the Funds' listed in Exhibit A hereto consent to the assignment by Waddell & Reed, Inc., of the Investment Management Agreement between Waddell & Reed, Inc., and the particular Fund to Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of Waddell & Reed, Inc., Waddell & Reed, Inc. hereby undertakes and agrees that at all times WRIMCO shall be staffed and adequately supported to assure that WRIMCO is fully capable of carrying out any and all of its obligations, duties and responsibilities under the Investment Management Agreements assigned to it and hereby further guarantees that WRIMCO shall perform its obligations, duties and responsibilities in accordance with the terms of the several Investment Management Agreements and in accordance with all applicable Federal laws and regulations.

Dated this 11th day of December, 1991.

Waddell & Reed, Inc.

By:   Rodney O. McWhinney
Rodney O. McWhinney
Senior Vice President

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                                   EXHIBIT A

United Funds, Inc.
   United High Income Fund
   United Income Fund
   United Accumulative Fund
   United Science & Energy Fund
United Gold & Government Fund, Inc.
United Gold & Government Fund, Inc.
United Government Securities Fund, Inc.
United Vanguard Fund, Inc.
United High Income Fund, Inc.
United Cash Management, Inc.
United Retirement Shares, Inc.
United High Income Fund II, Inc.
United High Income Fund, Inc.
United Gold & Government Fund, Inc.
United Continental Income Fund, Inc.
United International Growth Fund, Inc.
TMK/United Funds, Inc.
   High Income Portfolio
   Growth Portfolio]
   High Income Portfolio
   Income Portfolio
   Money Market Portfolio